Exhibit 10.3

FORM OF

ASSIGNMENT OF EARNINGS

DATED AS OF

NOVEMBER 16, 2006

MADE BY

MORTGAGOR

AND

WILMINGTON TRUST COMPANY,

AS TRUSTEE

ASSIGNMENT OF EARNINGS

This ASSIGNMENT OF EARNINGS, dated as of November 16, 2006, is entered into by and between Mortgagor, a Panamanian company duly organized and existing under the laws of the Republic of Panama (the “Assignor”), and WILMINGTON TRUST COMPANY, as trustee under the Indenture referred to below (acting in such capacity, together with its successors and assigns, the “Trustee”).

Recitals

A.           Britannia Bulk plc, a company registered in England and Wales (the “Company”), as issuer, and the Trustee, as trustee for the benefit of the holders of the Notes (as such term is hereinafter defined), are parties to that certain Indenture dated as of November 16, 2006 (said Indenture, as amended, modified, supplemented, renewed, restated or replaced, in whole or part, from time to time, being herein called the “Indenture”), pursuant to which the Company will issue notes in an aggregate principal sum of US$185,000,000 (One Hundred Eighty-Five Million United States Dollars) (as amended, modified, supplemented, renewed, restated or replaced, in whole or part, from time to time, the “Notes”).

B.           The Assignor is a wholly-owned subsidiary of the Company.  Accordingly, the Assignor and the Company share a common interest as members of a group of companies that will derive substantial direct and indirect economic and other benefits from the issuance of the Notes under the Indenture.

C.           The Assignor has agreed to execute and deliver to the Trustee on behalf of the holders of the Notes this Assignment of Earnings in order to secure the payment in full of the Notes and other Note Obligations (as such term is hereinafter defined).

Agreement

In consideration of the premises herein and to induce the holders of the Notes to enter into the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.01         Definitions.

As used herein:

(a)           terms defined above have the meanings given such terms above;

(b)           unless otherwise defined herein, terms defined in the Indenture and used herein have the meanings given to them in the Indenture;

(c)           unless otherwise defined herein, terms defined in the Uniform Commercial Code (as defined herein) and used herein have the same meanings herein as specified therein;

provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, then such term has the meaning specified in Article 9; and

(d)           the following terms have the following meanings:

“Assignment” means this Assignment of Earnings, as the same may be amended, modified, supplemented, renewed, restated or replaced, in whole or part, from time to time.

“Collateral” has the meaning given such term in 2.01.

“Contract” means each rental agreement, lease, charter, or sale agreement relating to the Vessel.  Notwithstanding the foregoing, the term “Contracts” shall not include any Contracts relating to any Excluded Account.

“Earnings” means:

(a)           all the Assignor’s right, title and interest to and in whatever is received (whether voluntary or involuntary, whether cash or non cash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and/or inventory) upon the lease, sale, charter, exchange, transfer, or other disposition of the Vessel;

(b)           all claims for damages for any breach by any charterer or other party thereto of any bareboat or time charter, or lease of the Vessel; and

(c)           all remuneration for salvage and towage services (if any), demurrage and detention moneys (if any), in each case related to the Vessel, and all insurance proceeds payable to Assignor with respect to any third party liability for any loss of or damage to all or any part of the Vessel.

Notwithstanding the foregoing, the term “Earnings” shall not include the Excluded Accounts.

“Excluded Accounts” means any right to payment of a monetary obligation in respect of the Vessel, whether or not earned by performance, (a) for services to rendered or to be rendered; or (b) for the use or hire of the Vessel under a charter or other contract the duration of which does not exceed one calendar year (such charters or other contracts herein referred to collectively as “Short-Term Charters”).  For the avoidance of doubt, the following shall not be treated as “Excluded Accounts”:  rights to payment of a monetary obligation in respect of the Vessel, whether or not earned by performance, (i) for the sale, lease, license, assignment or other disposition of the Vessel, other than Short-Term Charters; (ii) for the use or hire of the Vessel, other than Short-Term Charters; or (iii) for a policy of insurance issued or to be issued relating to the Vessel.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, a ship or vessel mortgage or encumbrance, any option or other agreement to sell or give a security interest in any property).

“Note Documents” means, collectively, the Notes, the Indenture, and the Security Documents.

“Note Obligations” means (a) all principal, interest, premium, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any Obligor under the Note Documents; (b) all amounts now or hereafter owed by the Assignor under this Assignment and the other Security Documents; and (c) any increases, extensions, renewals, replacements, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the agreements creating the foregoing obligations, in each case, whether direct or indirect, absolute or contingent.

“Obligor” means each of the Company, the Assignor, any Person that now is or hereafter becomes a guarantor of the Notes, and any other Person that has granted a Lien upon any of such Person’s property as security for the Note Obligations.

“Security Documents” means this Assignment and any other security agreements, pledge agreements, collateral assignments, mortgages, vessel mortgages, marine mortgages, deeds of covenants, assignments of earnings and insurances, share pledges, collateral agency agreements, intercreditor agreements, deeds of trust or other grants or transfers for security executed and delivered by the Assignor, the Company and/or any other Obligor creating, or purporting to create, a Lien upon any property or assets in favor of the Trustee for the benefit of the holders of the Notes, in each case as amended, modified, supplemented, renewed, restated or replaced, in whole or part, from time to time.

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

“Vessel” means the vessel described in Exhibit A.

1.02         Rules of Construction.

Section 1.04 the Indenture is hereby incorporated herein by reference and shall apply to this Assignment, mutatis mutandis.

ARTICLE II
ASSIGNMENT

2.01         Assignment.

As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Note Obligations, the Assignor does hereby assign, transfer and convey to the Trustee, its successors and assigns, and does hereby grant to the Trustee, its successors and assigns, a first priority continuing security interest in, lien on and right of setoff against, all of the following property, wherever located, whether now owned or at any time hereafter acquired by the Assignor or in which the Assignor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a)           the Earnings of the Vessel from any source;

(b)           all moneys or other compensation payable by reason of requisition of title or for hire or other compulsory acquisition of the Vessel or the Vessel’s capture, seizure, arrest, detention or confiscation by any governmental authority or Persons acting on behalf of any governmental authority; and

(c)           all proceeds and products of the foregoing.

Notwithstanding the foregoing, the term “Collateral” shall not include the Excluded Accounts.

Upon the occurrence and continuation of an Event of Default, the Assignor hereby authorizes and directs any party to a Contract and their respective successors and assigns to treat and regard the Trustee as the party entitled, in the Assignor’s place and stead, to receive said proceeds and amounts and to exercise all rights of the Assignor with respect thereto; and said parties shall be fully protected in so treating and regarding the Trustee and shall be under no obligation to see to the application by the Trustee of any such proceeds received by it.  In addition to the rights granted to the Trustee, the Assignor hereby further transfers and assigns to the Trustee by way of security any and all such Liens, financing statements or similar interests of the Assignor attributable to its interest in the Collateral arising under or created by any statutory provision, judicial decision or otherwise.

2.02         Account Debtors.

Upon the occurrence of an Event of Default, the Trustee shall have the right to give notice of this Assignment to all account debtors and require that they make all future payments directly to the Trustee.  No Person making payments to the Trustee at its request under the assignment contained herein shall have any responsibility to see to the application of any of such funds, and any party paying or delivering proceeds or amounts to the Trustee under such assignment shall be released thereby from any and all liability to the Trustee to the full extent and amount of all payments or proceeds so delivered.  THE ASSIGNOR AGREES TO INDEMNIFY AND HOLD HARMLESS ANY AND ALL PARTIES (INCLUDING FOR SUCH PERSONS’ OWN ORDINARY NEGLIGENCE) MAKING PAYMENTS TO THE TRUSTEE AT THE TRUSTEE’S REQUEST UNDER THE ASSIGNMENT CONTAINED HEREIN, AGAINST ANY AND ALL LIABILITIES, ACTIONS, CLAIMS, JUDGMENTS, COSTS, CHARGES AND ATTORNEYS’ FEES RESULTING FROM THE DELIVERY OF SUCH PAYMENTS TO THE TRUSTEE, AND ALL SUCH AMOUNTS TOGETHER WITH

SUCH INTEREST THEREON SHALL BE PART OF THE NOTE OBLIGATIONS.  THE INDEMNITY AGREEMENT CONTAINED IN THE PREVIOUS SENTENCE IS MADE FOR THE DIRECT BENEFIT OF AND SHALL BE ENFORCEABLE BY ALL SUCH PERSONS.  Should the Trustee bring suit against any third party for collection of any amount or sums included within this assignment (and the Trustee shall have the right to bring any such suit), it may sue either in its own name, in the names of the holders of the Notes or in the name of the Assignor, or any of the foregoing.

2.03         Performance under Charters; No Duty of Inquiry.

The Assignor hereby undertakes that it shall punctually perform all of its obligations under all Contracts to which it is a party pertaining to the Vessel.  It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under all Contracts to perform the obligations assumed by it thereunder, and the Trustee shall have no obligation or liability of any nature whatsoever under any Contract by reason of, or arising out of, this Assignment, nor shall the Trustee be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to any Contract.  Nothing in this Assignment shall be deemed or construed to create a delegation to or assumption by the Trustee, of the duties and obligations of the Assignor under any Contract.  All of the parties to any Contract shall continue to look to the Assignor for performance of all covenants and other obligations and the satisfaction of all representations and warranties of the Assignor thereunder, notwithstanding the assignment herein made or the exercise by the Trustee of any of its rights hereunder or under applicable law.  The Trustee shall not be required to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Trustee, or, unless and until indemnified to its satisfaction, to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

2.04         No Modification of Note Obligations.

Nothing herein contained shall modify or otherwise alter the obligation of the Assignor to make prompt payment of all Note Obligations, including principal and interest owing thereon, when and as the same become due regardless of whether the Collateral is sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Note Obligations.  Nothing in this Assignment is intended to be an acceptance of collateral in satisfaction of or in discharge of the Note Obligations.

2.05         Affirmative Covenants.

Until all of the Note Obligations have been fully and finally paid and the Indenture and the other Note Documents have been terminated, the Assignor hereby covenants and agrees with the Trustee to:

(a)           promptly notify the Trustee in writing of the commencement and termination of any period during which the Vessel is requisitioned; and

(b)           during the continuance of an Event of Default, use its best efforts to cause any party for any Contract to execute a Consent and Agreement to this Assignment in substantially the form attached hereto as Exhibit B and deliver such Consent and Agreement to the Trustee.

2.06         Negative Pledge.

The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, any of its right, title or interest in the whole or any part of the Collateral hereby assigned to anyone other than the Trustee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment.

2.07         Attorney-in-Fact.

The Trustee shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Trustee shall have the right, at its election, in the name of the Assignor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Trustee in order to collect such funds and to protect the interests of the Trustee, and/or the Assignor, with all reasonable costs, expenses and attorneys’ fees incurred in connection therewith being paid by the Assignor.  The Assignor does hereby irrevocably appoint and constitute the Trustee as the Assignor’s true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise), to ask, require, demand, receive, compound, and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises, and to file, without the signature of the Assignor, any and all financing statements or similar documents, other instruments, documents or agreements or renewals thereof arising from this Assignment which the Trustee may deem to be reasonably necessary or advisable in order to perfect or maintain the security interest granted hereby; provided, however, the Trustee shall not take any action pursuant to the power granted by this 2.07 unless an Event of Default shall have occurred and be continuing.  Such appointment of the Trustee as attorney-in-fact is irrevocable and is coupled with an interest.

2.08         Application of Proceeds.

All moneys collected or received by the Trustee pursuant to this Assignment shall be applied as provided in Section 6.10 of the Indenture.

2.09         Remedies Cumulative and Not Exclusive; No Waiver.

Each and every right, power and remedy given herein, in the Indenture and the other Note Documents to the Trustee shall be cumulative and shall be in addition to every other right, power and remedy of the Trustee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Trustee, and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  Without limitation of the foregoing, during the continuation of an Event of Default, the Trustee shall have the rights and remedies of a secured party under the Uniform Commercial Code.  No delay or omission by the Trustee in the exercise of any right or power in the pursuance of any remedy accruing upon any breach or default by the Assignor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Trustee of any security or of any payment of or on account of any of the amounts due from the Assignor to the Trustee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

2.10         Invalidity.

If any provision of this Assignment shall at any time for any reason be declared or decided to be invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole.  In the event that by reason of any law or regulation in force or to become in force, or by reason of a ruling of any court of competent jurisdiction, or by any other reason whatsoever, this Assignment is rendered either wholly or partly defective, the Assignor shall furnish the Trustee with an alternative assignment or security and do all such other acts as are reasonably required in order to ensure and give effect to the full intent of this Assignment.

2.11         Continued Security.

It is declared and agreed that the security created by this Assignment shall be held by the Trustee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignor in connection with the Note Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Trustee for all or any part of the moneys hereby secured.

2.12         Termination.

The Trustee shall terminate this Assignment and release the Collateral only in compliance with the provisions of Section 10.03 of the Indenture and the relevant provisions of this Agreement.  Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Trustee or the holders of the Notes hereunder shall be deemed to constitute a retention of the Collateral in satisfaction of the Note Obligations or otherwise to be in full satisfaction of the Note Obligations, and the Note Obligations shall remain in full force and effect, until the Trustee and the holders of the Notes shall have applied payments (including, without limitation, collections from Collateral) towards the Note Obligations in the full amount then outstanding or until such subsequent time as is provided in the Indenture.  If this Assignment has terminated and any payment actually received by the Trustee is subsequently invalidated, rescinded, declared to be fraudulent or preferential or set aside and is required to be repaid under any bankruptcy or other similar law, then this Assignment shall be reinstated and its provisions will continue in effect for the benefit of the Trustee and the Noteholders until such amounts are fully and finally paid in cash.

2.13         Notices.

Any notices or communications hereunder shall be made in accordance with Section 12.02 of the Indenture.

2.14         Waiver; Amendment.

No amendment, modification, or waiver of any provision of this Assignment, and no consent with respect to any departure of the Assignor therefrom, shall be effective unless the same is in writing and conforms to the requirements set forth in Article IX of the Indenture.

2.15         Further Assurances.

The Assignor agrees that at any time and from time to time, upon the written request of the Trustee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Trustee may deem reasonably necessary in obtaining the full benefits of this Assignment (including, without limitation, in connection with the perfection of the security interest created hereby) and of the rights and powers herein granted.

2.16         Governing Law.

This Assignment shall be governed by and construed in accordance with, the internal laws of the State of New York.

IN WITNESS WHEREOF, the Assignor and the Trustee have caused this Assignment to be executed as of the day and year first above written.

[MORTGAGOR]

By:
Name:
Title:

SIGNATURE PAGE 1 TO ASSIGNMENT OF INSURANCES

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

SIGNATURE PAGE 2 TO ASSIGNMENT OF INSURANCES

EXHIBIT A

TO ASSIGNMENT OF EARNINGS

Vessel

Name of Vessel	:

Permanent Patent Number	:

Call Sign	:

Registered Length	:

Registered Breadth	:

Registered Depth	:

Gross Tonnage	:

Net Tonnage	:

EXHIBIT B

TO ASSIGNMENT OF EARNINGS

CONSENT AND AGREEMENT

The undersigned, [                                ], a counterparty to the Contract to which the Notice of Assignment delivered pursuant to the foregoing Assignment refers (terms defined in the Assignment are used herein with the same meaning), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby acknowledges notice of and consents and agrees to the foregoing Assignment and to all of the terms thereof and agrees that: (1) it will make payment directly to the account of [                          ] (the “Trustee”) at [                                ], of all moneys due and to become due from it under the Contract until receipt of written notice from the Trustee that all obligations to it secured by said Assignment have been paid in full; and (2) any such payment shall be final and the undersigned will not seek to recover from the Trustee for any reason whatsoever any moneys paid by the undersigned to the Trustee by virtue of the foregoing Assignment and this Consent and Agreement but this shall not prevent the set off or credit against or deduction from any moneys payable to the Trustee by virtue of said Assignment of amounts owing to the undersigned by the Assignor under the Contract.

                                             , as a counterparty to the Contract, confirms and agrees that the Contract is in full force and effect and is enforceable in accordance with its terms and the Assignor is not in default thereunder.

This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Dated:

[ ]

By:
Name:
Title: